Exhibit 99-1.10(ii)

             Aetna Life Insurance and Annuity Company
                   Hartford, Connecticut  06156
                   Supplement to Application for
             Flexible Premium Variable Life Insurance


1.   P r o p o s e d      I n s u r e d
A:_______________________________________________________
                  First       Middle       Last
     P r o p o s e d      I n s u r e d
B:_______________________________________________________
                  First       Middle       Last

2.   Initial Specified Amount: $__________________

3.   Death Benefit: __ __ Option 1 (The policy value is included in the Specified Amount)
                    __ __ Option 2 (The policy value is included in the Specified Amount)
4.   Premiums:
     _ _ Guaranteed Death Benefit to Age 80 (must be elected at issue on AetnaVest Plus and is not available on substandard policies; applies to the later of the younger Insured's Attained Age 80 or 10 Policy Years from the Date of Issue on AetnaVest Estate Protector and, depending upon the Death Benefit Option chosen, may not be available to all risk classes)
     _ _ Guaranteed Death Benefit to Age 100 (must be elected at issue on AetnaVest Plus and is not available on substandard policies; applies to the younger Insured's Attained Age 100 on AetnaVest Estate Protector and, depending upon the Death Benefit Option chosen, may not be available to all risk classes)

     Billing  Frequency:  _ _  Annual   _  _   Semi-Annual    _ _
Quarterly
     _ _  Automatic Check  Plan  (ACP) _  _ Add  to Existing  ACP
No:____
     _ _ Other: ______________________________________

     Premium to be  billed: _ _ Basic Modal Premium: $___________
or
                          _    _     Planned    Model    Premium:
$_____________
     Additional     payment    submitted     with    application:
$_____________
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5.   Premium Payment Allocation (whole %)
[    ____ General Fixed Account    ____ Janus Aspen Aggressive
     ____ Aetna Variable Fund           Growth Portfolio
     ____ Aetna Income Shares      ____ Janus   Aspen   Worldwide
     ____ Aetna Variable Encore         Growth Portfolio

          Fund                     ____ Janus Aspen Balanced
     ____ Aetna Investment              Portfolio
          Advisers Fund, Inc.      ____ Janus   Aspen  Short-Term
Bond
     ____ TCI Growth                    Portfolio
     ____ Scudder International    ____ Aetna Ascent Variable
          Portfolio                     Portfolio*
     ____ Alger American Small     ____ Aetna Crossroads Variable
          Cap Portfolio                 Portfolio*

     ____ Janus Aspen Growth       ____ Aetna Legacy Variable
          Portfolio                     Portfolio
     ____ Fidelity VIP Contrafund  ____ Fidelity    VIP    Equity
Income
          Portfolio*                    Portfolio*
     *These Funds may not be available under the AetnaVest Plus product. Please refer to your Prospectus.]

6.   Supplemental Benefits:
     AetnaVest Plus only:
       Disability Benefit Rider:   _ _ Yes   _ _ No
     AetnaVest Estate Protector only:
       Disability Benefit Rider:
          Insured A: _ _ Yes       Insured B: _ _ Yes
       Split Option Amendment Rider:
          Insured A: ___% Split,   Insured B: ___% Split
                         Total = 100%
       Four Year Term Rider:  _ _ Yes     _ _ No

Others:_______________________________________________________

______________________________________________________________

______________________________________________________________

                              Suitability

The rules of the National Association of Securities Dealers, Inc. require that the Sales Representative have reasonable grounds to believe that the sale is suitable for the Policyowner, based on information provided by the Policyowner as shown on this form and on information known by the Sales Representative.

7.   Policyowner Taxpayer Identification Number:
     _ _ Individual  _ _ _ - _ _ - _ _ _ _
     _ _ Partnership    _ _ Corporation   _ _ Trustee
     _ _ Other       _ _ _ - _ _ - _ _ _ _
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8.   Age(s) - Insured A: ____, Insured B: _____

9.   Citizenship(s) - Insured A: ____, Insured B: _____


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10.  Marital Status - Insured A: ____, Insured B: _____

11.  Number of Dependents - Insured A: ____, Insured B: ____

12.  Occupation -   I     n     s     u     r     e     d A     :
____________________________________
                    I     n     s     u     r     e     d B     :
____________________________________

13.  E  m  p  l  o  y  e  r  s  '      N  a  m  e  (  s  )      &
Address(es):_____________________________

______________________________________________________________

14.  Investment Objectives (check all applicable objectives)
     _ _ Retirement Income    _ _ Conservation of Principal
     _ _ Long-Term Growth

15.  Insurance Objectives (check all applicable objectives)
     _ _ Estate Creation _ _ Estate Conservation

16.  Is the policy in  accord with your insurance  objectives and
     anticipated financial needs?  _ _ Yes   _ _ No

17.  Total Income of Immediate Family
     _ _  $250,000+
     _ _  $100,000 - $ 249,999
     _ _  $ 50,000 - $  99,999
     _ _  $ 35,999 - $  49,999
     _ _  $ 25,000 - $  34,999
     _ _  $ 20,000 - $  24,999
     _ _  $ 15,000 - $  19,999
     _ _  $ 10,000 - $  14,999
     _ _  Under $10,000

18.  Estimated Net Worth of Immediate Family
     _ _  $1,000,000+
     _ _  $  500,000 - $ 1,000,000
     _ _  $  250,000 - $   500,000
     _ _  $  100,000 - $   250,000
     _ _  Under $100,000

19.  Is the  Policyowner associated with an  National Association
     of Securities Dealers, Inc. firm?  _ _ Yes    _ _ No

20.  If Policy is jointly, or business, owned, please provide the name(s)  and  signature(s) of  the  person(s)  authorized to
     exercise        rights       under        this       Policy:
     __________________________

______________________________________________________________


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I understand that:
     THE  AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER
     SPECIFIED CONDITIONS.

     POLICY  VALUES NOT  IN  THE FIXED  ACCOUNT  MAY INCREASE  OR
     DECREASE IN  ACCORDANCE WITH THE EXPERIENCE  OF THE SEPARATE
     ACCOUNT.

     THE  AMOUNT OF THE MATURITY BENEFIT IS NOT GUARANTEED BUT IS
     DEPENDENT UPON THE THEN SURRENDER VALUE.

     ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH  BENEFITS, POLICY
     VALUES, AND SURRENDER VALUES ARE AVAILABLE UPON REQUEST.































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I hereby acknowledge receipt of Prospectus dated ________________
for  all applicable  prospectus(es)  pertaining to  the  Separate
Account and all of the variable options under the policy.

     Signed        at         _________________________        on
_______________________
               (City, State)                   (Mo/Day/Yr)

B y _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
By_______________________________




               _________________________________________
                 Signature of Registered Representative





































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